Exhibit 99.1

CCG ANNOUNCES AMENDMENT TO THE PURCHASE AND SALE AGREEMENT WITH COPPER BEECH

Charlotte, NC – October 1, 2013 – Campus Crest Communities, Inc. (“CCG”) (NYSE: CCG), today announced that it has entered into an amendment to the purchase and sale agreement to acquire Copper Beech Townhome Communities, LLC and affiliates (“Copper Beech”). Highlights of the amendment are as follows:

•	Provides Campus Crest the ability to defer the first purchase option until August 2014

•	Original planned investment of 48% of 37 properties is restructured to enable CCG to acquire 67% of 30 properties and eliminate any CCG ownership in seven lower leased properties

o	CCG has the option, but not the obligation, to purchase interests in the seven properties in the future

o	30 properties include 28 operating student housing properties, a land parcel and the Copper Beech corporate headquarters

•	Repayment by Copper Beech to CCG of $31.7 million loan originally made in March 2013

o	$16.2 million reinvested into Copper Beech; balance of $15.5 million increases CCG liquidity

•	Accelerates day-to-day management of Copper Beech operations to CCG in 2014 from 2015 if CCG exercises the first option

•	No change in transaction economics, outside of $4 million for consideration for the amendment

o	Debt balance on 30 properties as of June 30, 2013 was approximately $403.5 million

An overview of the amended terms follow:

Completion of the amendment is subject to receipt of required lender consents. CCG expects to obtain such consents during the fourth quarter of 2013, although there can be no assurance as to the timing.

"The amendment of the Copper Beech purchase and sale agreement demonstrates the strength of our relationship with, and long-term view of, Copper Beech,” said Ted W. Rollins, CCG’s Co-Founder, Co-Chairman and Chief Executive Officer. “We were able to increase our ownership in 28 properties that are 96.1% leased, while deferring our investment in 7 properties that lagged the overall portfolio. Dr. McWhirter has been a true partner and we continue to work towards leveraging our knowledge and combined platform.”

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading developer, builder, owner and manager of high-quality student housing properties located close to college campuses in targeted markets. It has ownership interests in 80 student housing properties and over ~43,000 beds across North America, of which 73 are operating and 7 are development or redevelopment properties. The Company is an equity REIT that differentiates itself through its vertical integration and consistent branding across the portfolio through three unique brands targeting different segments of the college student population. The Grove® brand offers more traditional apartment floor plans and focuses on customer service, privacy, on-site amenities and a proprietary residence life program. The Copper Beech brand and townhome product offers more residential-type living to students looking for a larger floor plan with a front door and back porch. The evo brand provides urban students with a luxury student housing option with all the conveniences of city living. Additional information can be found on the Company's website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts" or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company's most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Contact: Thomas Nielsen Associate, Finance & Investor Relations (704) 496-2571 thomas.nielsen@campuscrest.com